UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2010
AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02.	Termination of a Material Definitive Agreement.
On June 2, 2010, American International Group, Inc. (“AIG”), AIA Aurora LLC (“Seller”), a special purpose vehicle formed by AIG, Prudential plc (“Prudential”) and Prudential Group plc (formerly Petrohue (UK) Investments Limited) (“Purchaser”) entered into an agreement, dated June 2, 2010 (the “Termination Agreement”), to terminate the agreement entered into by those parties on March 1, 2010, as amended on May 16, 2010, for the sale of AIA Group Limited (the “Share Purchase Agreement”).
The Termination Agreement provides that all rights and obligations under the Share Purchase Agreement are terminated, except that confidentiality agreements among the parties and certain procedural provisions of the Share Purchase Agreement remain in effect. AIG will receive a termination fee from Prudential equal to £152,569,000 on July 1, 2010.
Attached as Exhibit 99.1 is the Termination Agreement, which is incorporated into this Item 1.02 by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 99.1	Termination Agreement, dated as of June 2, 2010, between AIA Aurora LLC, American International Group, Inc., Prudential Group plc (formerly Petrohue (UK) Investments Limited), and Prudential plc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: June 2, 2010	By:	/s/ Kathleen E. Shannon

		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No	Description
Exhibit 99.1	Termination Agreement, dated as of June 2, 2010, between AIA Aurora LLC, American International Group, Inc., Prudential Group plc (formerly Petrohue (UK) Investments Limited), and Prudential plc.